Exhibit 10.5

NATIONAL COMMERCE CORPORATION 2011 EQUITY INCENTIVE PLAN

NONSTATUTORY STOCK OPTION NOTICE

This Nonstatutory Stock Option Notice (this “Notice”) evidences the award of a nonstatutory stock option (the “Option”) that has been granted to you, subject to the terms of the attached Nonstatutory Stock Option Agreement (the “Agreement”). The Option entitles you to purchase shares of common stock, par value $1.00 per share (“Common Stock”), of National Commerce Corporation, an Alabama corporation (the “Company”), under the National Commerce Corporation 2011 Equity Incentive Plan (the “Plan”). The number of shares you may purchase and the exercise price at which you may purchase them are specified below. This Notice constitutes part of and is subject to the terms and provisions of the Agreement and the Plan, which are incorporated by reference herein. You must return an executed copy of this Notice to the Company within 30 days of the date hereof. If you fail to do so, the Administrator may declare the Option to be null and void.

Grant Date: December 31, [YEAR]

Optionee: [NAME OF OPTIONEE]

Number of Shares: [NUMBER OF SHARES]

Exercise Price: $             per share

Expiration Date: The Option expires at 5:00 p.m. Central Time on December 31, [YEAR] (the “Expiration Date”), unless fully exercised or terminated earlier.

Exercisability Schedule: Subject to the terms and conditions described in the Agreement, the Option becomes vested and exercisable in full on December 31, [YEAR].

National Commerce Corporation

By:

Printed Name:

Title:

Date:

I acknowledge that I have carefully read the attached Agreement and the Plan and agree to be bound by all of the provisions set forth in these documents.

OPTIONEE:
Enclosures:	Nonstatutory Stock Option Agreement	Signed:
	National Commerce Corporation 2011 Equity Incentive Plan		[Optionee]
	Exercise Form	Date:

NONSTATUTORY STOCK OPTION AGREEMENT

UNDER THE

NATIONAL COMMERCE CORPORATION 2011 EQUITY INCENTIVE PLAN

1. Terminology. Capitalized terms used in this Nonstatutory Stock Option Agreement (this “Agreement”) are defined in the correlating Nonstatutory Stock Option Notice and/or the Glossary at the end of the Agreement.

2. Exercise of Option.

(a) Exercisability. The Option will become exercisable in accordance with the Exercisability Schedule set forth in the Stock Option Notice.

(b) Right to Exercise. You may exercise the Option at any time on or before 5:00 p.m. Central Time on the Expiration Date or the earlier termination of the Option, unless otherwise provided under applicable law. Section 3 below describes certain limitations on exercise of the Option that apply in the event of your death, Total and Permanent Disability, or termination of Service. The Option may be exercised only in multiples of whole Shares and may not be exercised at any one time as to fewer than one hundred Shares (or such lesser number of Shares as to which the Option is then exercisable). No fractional Shares will be issued under the Option.

(c) Exercise Procedure. To exercise the Option, you must provide the following items to the Secretary of the Company or his or her delegate before the expiration or termination of the Option:

(i)	notice, in such manner and form as the Administrator may require from time to time, specifying the number of Shares to be purchased under the Option; and

(ii)	full payment of the Exercise Price for the Shares or properly executed, irrevocable instructions, in such manner and form as the Administrator may require from time to time, to effectuate a broker-assisted cashless exercise, each in accordance with Section 2(d) of this Agreement; and

(iii)	an executed copy of any agreements requested by the Administrator pursuant to Section 2(e) of this Agreement or pursuant to Section 7(f) of the Plan.

An exercise will not be effective until the Secretary of the Company or his or her delegate receives all of the foregoing items and such exercise otherwise is permitted under and complies with all applicable federal, state and foreign securities laws. In the event of your death, the Option may be exercised in accordance with this Agreement by your executor, personal representative or the person(s) to whom the Option is transferred by will or the laws of descent and distribution.

(d) Method of Payment. You may pay the Exercise Price by:

(i)	delivery of cash, certified or cashier’s check, money order or other cash equivalent acceptable to the Administrator in its discretion;

(ii)	a broker-assisted cashless exercise in accordance with Regulation T of the Board of Governors of the Federal Reserve System through a brokerage firm approved by the Administrator;

(iii)	subject to such limits as the Administrator may impose from time to time, tender (via actual delivery or attestation) to the Company of other shares of Common Stock of the Company which have a Fair Market Value on the date of tender equal to the Exercise Price, provided that tender of such shares will not result in the Company having to record a charge to earnings under United States generally accepted accounting principles then applicable to the Company;

(iv)	any other method approved by the Administrator, such as a “net exercise” (i.e. by reducing the shares of Common Stock otherwise deliverable upon your exercise of the Option by number a shares of Common Stock which have a Fair Market Value equal to the aggregate Exercise Price at the time of exercise); or

(v)	any combination of the foregoing.

(e) Other Agreements. You agree to execute, as a condition precedent to the exercise of the Option and at any time thereafter as may reasonably be requested by the Administrator, any agreements requested by the Administrator pursuant to Section 7(f) of the Plan.

(f) Issuance of Shares upon Exercise. All Shares issued upon exercise of the Option shall be uncertificated. As soon as practicable after exercise of the Option, the Company or its transfer agent will deliver a notice to you (or to your designated broker on your behalf) containing the information required by law with respect to the Shares issued upon exercise. Such information will, unless the Shares are registered or an exemption from registration is available under applicable federal and state law, bear a legend restricting transferability of such Shares and referencing any applicable stock restriction agreement.

3. Termination of Service.

(a) Termination other than Death or Disability. If your Service with the Company ceases for any reason (i.e. by resignation, termination by the Company with or without cause or otherwise) other than your Total and Permanent Disability or death, then during the period beginning on the earliest of (i) the date on which your Service with the Company ceases, (ii) the date on which you first notify the Company that you are resigning or otherwise terminating your Service with the Company, or (iii) the date on which the Company first notifies you that the Company is terminating your Service with the Company and ending at 5:00 p.m. Central Time on the 30th day following the date on which your Service with the Company ceases (the “Cancellation Period”), the Company shall have the right and option, but not the obligation, to cancel and terminate the Option in its entirety (the “Cancellation Right”). The Cancellation Right may be exercised by the Company by sending written notice to you (or to your personal representative, estate, heirs, legatees or transferees, as the case may be) at any time during the Cancellation Period. Settlement of the Company’s exercise of the Cancellation Right (if any) will be made at the principal executive office of the Company within 20 days after delivery of such written notice (the “Closing”). At the Closing (if any), the Company will pay to you, in full and final consideration for the cancellation of the Option, an aggregate cash payment equal to the greater of (x) one dollar ($1.00) or (y) the product of (A) the number of Shares that you would otherwise be entitled to purchase by exercising the unexercised portion of the Option multiplied by (B) the difference obtained by subtracting the Exercise Price from the Fair Market Value of a share of Common Stock as of the date on which your Service with the Company ceases (the “Cancellation Payment”); provided, however, that if the Common Stock is not listed for trading on a national exchange or market as of the date on which your Service with the Company ceases, then for purposes of this Section 3(a) the Fair Market Value of a share of Common Stock shall be deemed to equal the Tangible Book Value Per Share as of the date on which your Service with the Company ceases; provided, further, that any such Cancellation Payment shall be reduced by any withholding required by applicable federal, state or local payroll and income tax laws. Any attempt by you (or your personal representative, estate, heirs, legatees or transferees, as the case may be) to exercise the Option, transfer the Option, or take any other action that would prevent or hinder the Company from exercising the Cancellation Right shall be void and ineffective for all purposes. However, if the Company does not exercise the Cancellation Right, then you may exercise the Option (to the extent not previously exercised) on or after the 5th day following the expiration of the Cancellation Period; provided, however, that the Option will terminate in its entirety upon the earliest of:

(x) the expiration of 90 days following the date on which your Service with the Company ceases;

(y) the expiration of 12 months following your death, if your death occurs during the period described in clause (x) of this Section 3(a); or

(z) the Expiration Date.

(b) Termination due to Death or Disability. If your Service with the Company ceases on account of your Total and Permanent Disability or death, the Option will terminate in its entirety upon the earliest of:

(i)	the exercise of the Option in full; or

(ii)	the Expiration Date.

(c) Change in Status. In the event that your Service with the Company is with a business, trade or entity that, after the Grant Date, ceases for any reason to be part or an Affiliate of the Company, your Service with the Company will be deemed to have terminated for purposes of this Section 3 upon such cessation if your Service with the Company does not continue uninterrupted immediately thereafter with the Company or an Affiliate.

4. Market Stand-Off Agreement. You agree that following the effective date of a registration statement of the Company filed under the Securities Act of 1933, you, for the duration specified by and to the extent requested by the Company and an underwriter of Common Stock or other securities of the Company, shall not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of such securities, whether any such aforementioned transaction is to be settled by delivery of such securities or other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, in each case during the seven days prior to and the 180 days after the effectiveness of any underwritten offering of the Company’s equity securities (or such longer or shorter period as may be requested in writing by the managing underwriter and agreed to in writing by the Company) (the “Market Stand-Off Period”), except as part of such underwritten registration if otherwise permitted. In addition, you agree to execute any further letters, agreements and/or other documents requested by the Company or its underwriters that are consistent with the terms of this Section 4. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Stand-Off Period.

5. Nontransferability of Option. This Option is nontransferable other than by will or the laws of descent and distribution. During your lifetime, the Option may be exercised only by you or, during the period you are under a legal disability, by your guardian or legal representative. Except as provided above, the Option may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process.

6. Nonqualified Nature of the Option. The Option is not intended to qualify as an incentive stock Option within the meaning of Code section 422, and this Agreement shall be so construed. You hereby acknowledge that, upon exercise of the Option, you will recognize compensation income in an amount equal to the excess of the then Fair Market Value of the Shares over the Exercise Price and must comply with the provisions of Section 7 of this Agreement with respect to any tax withholding obligations that arise as a result of such exercise.

7. Withholding of Taxes. At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll or any other payment of any kind due to you and otherwise agree to make adequate provision for foreign, federal, state and local taxes required by law to be withheld, if any, which arise in connection with the Option. The Company may require you to make a cash payment to cover any withholding tax obligation as a condition of exercise of the Option or issuance of share certificates representing Shares. The Administrator may, in its sole discretion, permit you to satisfy, in whole or in part, any withholding tax obligation which may arise in connection with the Option either by electing to have the Company withhold from the Shares to be issued upon exercise of that number of Shares, or by electing to deliver to the Company already-owned shares, in either case having a Fair Market Value equal to the amount necessary to satisfy the statutory minimum withholding amount due.

8. Adjustments. The Administrator may make various adjustments to your Option, including adjustments to the number and type of securities subject to the Option and the Exercise Price, in accordance with the terms of the Plan.

9. Non-Guarantee of Employment or Service Relationship. Nothing in the Plan or this Agreement will alter your at-will or other service relationship with the Company, nor be construed as a contract of employment or service relationship between you and the Company, or as a contractual right for you to continue in the employ of, or in a service relationship with, the Company for any period of time, or as a limitation of the right of the Company to discharge you at any time with or without cause or notice and whether or not such discharge results in the failure of the Option to become exercisable or any other adverse effect on your interests under the Plan.

10. No Rights as a Shareholder. You shall not have any of the rights of a shareholder with respect to the Shares until such Shares have been issued to you upon the due exercise of the Option. No adjustment will be made for dividends or distributions or other rights for which the record date is prior to the date such Shares are issued.

11. The Company’s Rights. The existence of the Option shall not affect in any way the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting, the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

12. Entire Agreement. This Agreement, together with the correlating Stock Option Notice and the Plan, contain the entire agreement between you and the Company with respect to the Option. Any oral or written agreements, representations, warranties, written inducements or other communications made prior to the execution of this Agreement with respect to the Option shall be void and ineffective for all purposes.

13. Amendment. This Agreement may be amended from time to time by the Administrator in its discretion; provided, however, that this Agreement may not be modified in a manner that would have a materially adverse effect on the Option as determined in the discretion of the Administrator, except as provided in the Plan or in a written document signed by you and the Company.

14. Conformity with Plan. This Agreement is intended to conform in all respects with, and is subject to all applicable provisions of, the Plan. Any conflict between the terms of this Agreement and the Plan shall be resolved in accordance with the terms of the Plan. In the event of any ambiguity in this Agreement or any matters as to which this Agreement is silent, the Plan shall govern. A copy of the Plan is provided to you with this Agreement.

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GLOSSARY

(a) “Administrator” means the Board of Directors of the Company or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 thereof.

(b) “Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, National Commerce Corporation, an Alabama corporation. For this purpose, “control” means ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

(c) “Company” includes National Commerce Corporation, an Alabama corporation, and its Affiliates, except where the context otherwise requires.

(d) “Fair Market Value” of a share of Common Stock generally means either the closing price or the average of the high and low sale price per share of Common Stock on the relevant date, as determined in the Administrator’s discretion, as reported by the principal market or exchange upon which the Common Stock is listed or admitted for trade. Refer to the Plan for a detailed definition of Fair Market Value, including how Fair Market Value is determined in the event that no sale of Common Stock is reported on the relevant date.

(e) “Service with the Company” means your service with the Company and its Affiliates in all capacities, whether as an employee, consultant and/or director, as the case may be. For clarity, your Service with the Company will not be deemed to have ceased for purposes of this Agreement until you are no longer providing services to either the Company or any of its Affiliates as an employee, consultant or director. For example, if you are serving both as a director of the Company and as an employee of National Bank of Commerce (a wholly-owned subsidiary of the Company) and subsequently resign your employment with National Bank of Commerce but remain as a director of the Company, then your Service with the Company will not have ceased for purposes of this Agreement for so long as you remain a director of the Company. The Administrator, in its sole discretion, shall determine whether Service with the Company has ceased for purposes of this Agreement.

(f) “Shares” means the shares of Common Stock underlying the Option.

(g) “Stock Option Notice” means the written notice evidencing the award of the Option that correlates with and makes up a part of this Agreement.

(h) “Tangible Book Value Per Share” means, with respect to a share of Common Stock on a particular date, the value determined by the Administrator in good faith in accordance with the following formula: The quotient calculated as (i) the sum of the amounts set forth on the Company’s then-current balance sheet as shareholders’ equity (including the par or stated value of all outstanding capital stock, retained earnings, additional paid-in capital, capital surplus and earned surplus but excluding unrealized gains and losses), less the sum of (A) any amounts at which treasury stock or shares of capital stock of the Company appear on the asset side of the then-current balance sheet and (B) any and all intangible assets (including without limitation goodwill), divided by (ii) the total number of shares of Common Stock issued and outstanding at the time of such determination.

(i) “Total and Permanent Disability” means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve months. The Administrator may require such proof of Total and Permanent Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether you are totally and permanently disabled will be final and binding on all parties concerned.

(j) “You”; “Your” means the recipient of the award of the Option as reflected on the Stock Option Notice. Whenever the Agreement refers to “you” under circumstances where the provision should logically be construed, as determined by the Administrator, to apply to your estate, personal representative or beneficiary to whom the Option may be transferred by will or by the laws of descent and distribution, the word “you” shall be deemed to include such person.

EXERCISE FORM

National Commerce Corporation 2011 Equity Incentive Plan

c/o Office of the Corporate Secretary

Gentlemen:

I hereby exercise the Option granted to me on December 31, [YEAR], by National Commerce Corporation (the “Company”), subject to all the terms and provisions of the applicable grant agreement and of the National Commerce Corporation 2011 Equity Incentive Plan (the “Plan”), and notify you of my desire to purchase              shares of Common Stock of the Company at a price of $         per share pursuant to the exercise of said Option.

This will confirm my understanding with respect to the shares to be issued to me by reason of this exercise of the Option (the shares to be issued pursuant hereto shall be collectively referred to hereinafter as the “Shares”) as follows:

(a) I am purchasing the Shares for my own account for investment only, and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act of 1933 (the “Securities Act”), or any rule or regulation under the Securities Act.

(b) I understand that the Shares are being issued without registration under the Securities Act, in reliance upon one or more exemptions contained in the Securities Act, and such reliance is based in part on the above representation. I also understand that the Company is not obligated to comply with the registration requirements of the Securities Act or with the requirements for an exemption under Regulation A under the Securities Act for my benefit.

(c) I have had such opportunity as I deemed adequate to obtain from representatives of the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company.

(d) I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Shares and to make an informed investment decision with respect to such purchase.

(e) I can afford a complete loss of the value of the Shares and am able to bear the economic risk of holding such Shares for an indefinite period.

(f) I understand that (i) the Shares have not been registered under the Securities Act and are “restricted securities” within the meaning of Rule 144 under the Securities Act; (ii) the Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available and, therefore, they may need to be held indefinitely; and (iii) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register the Shares under the Securities Act. As a condition to any transfer of the Shares, I understand that the Company may require an opinion of counsel satisfactory to the Company to the effect that such transfer does not require registration under the Securities Act or any state securities law.

(g) I understand that the Shares issued to me, whether certificated or not, will bear a legend substantially as follows:

The shares of stock represented by this certificate are subject to a market stand-off agreement set forth in a certain Nonstatutory Stock Option Agreement between the corporation and the registered owner of this certificate (or his predecessor in interest), and no transfer of such shares may be made without compliance with that agreement. A copy is available for inspection at the office of the corporation upon appropriate request and without charge.

The securities represented by this stock certificate have not been registered under the Securities Act of 1933 (the “Act”) or applicable state securities laws (the “State Acts”), and shall not be sold, pledged, hypothecated, donated or otherwise transferred (whether or not for consideration) by the holder except upon the issuance to the corporation of a favorable opinion of its counsel and/or submission to the corporation of such other evidence as may be satisfactory to counsel for the corporation, to the effect that any such transfer shall not be in violation of the Act and the State Acts.

The Company will issue appropriate stop transfer instructions to its transfer agent.

(h) I am a party to a Nonstatutory Stock Option Agreement with the Company, pursuant to which I have agreed to certain restrictions on the transferability of the Shares and other matters relating thereto.

Total Amount Enclosed: $

Date: , 20	Signed:
(Optionee)

Received on , 20

National Commerce Corporation

By:

Printed Name:

Title: